Exhibit 99.1

Contact:	Wallace R. Cooney	For Immediate Release
	(703) 345-6470	July 31, 2019

GRAHAM HOLDINGS COMPANY REPORTS
SECOND QUARTER EARNINGS
ARLINGTON, VA – Graham Holdings Company (NYSE: GHC) today reported net income attributable to common shares of $57.1 million ($10.65 per share) for the second quarter of 2019, compared to $46.6 million ($8.63 per share) for the second quarter of 2018.
The results for the second quarter of 2019 and 2018 were affected by a number of items as described in the following paragraphs. Excluding these items, net income attributable to common shares was $50.2 million ($9.36 per share) for the second quarter of 2019, compared to $64.5 million ($11.94 per share) for the second quarter of 2018. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s net income for the second quarter of 2019:

•
a $7.8 million reduction to operating expenses from property, plant and equipment gains in connection with the spectrum repacking mandate of the FCC (after-tax impact of $6.0 million, or $1.13 per share);

•	$6.6 million in expenses related to a non-operating Separation Incentive Program at the education division (after-tax impact of $5.1 million, or $0.95 per share);

•	$7.8 million in net gains on marketable equity securities (after-tax impact of $5.8 million, or $1.09 per share); and

•	$0.1 million in non-operating foreign currency gains (after-tax impact of $0.1 million, or $0.02 per share).
Items included in the Company’s net income for the second quarter of 2018:

•
an $0.8 million reduction to operating expenses from property, plant and equipment gains in connection with the spectrum repacking mandate of the FCC (after-tax impact of $0.6 million, or $0.11 per share);

•	$6.2 million in interest expense related to the settlement of a mandatorily redeemable noncontroling interest ($1.14 per share);

•	$11.4 million in debt extinguishment costs (after-tax impact of $8.6 million, or $1.60 per share);

•	$2.6 million in net losses on marketable equity securities (after-tax impact of $1.9 million or $0.36 per share); and

•	$2.3 million in non-operating foreign currency losses (after-tax impact of $1.7 million, or $0.32 per share).
Revenue for the second quarter of 2019 was $737.6 million, up 10% from $672.7 million in the second quarter of 2018, largely due to the acquisition of two automotive dealerships that closed in January 2019. Revenues grew at television broadcasting, healthcare, and SocialCode, partially offset by declines at the education and manufacturing divisions. The Company reported operating income of $58.0 million for the second quarter of 2019, compared to $65.6 million for the second quarter of 2018. The operating income decline is driven by lower earnings in the education and manufacturing divisions, partially offset by improvements in television broadcasting, healthcare and other businesses results.
For the first six months of 2019, the Company reported net income attributable to common shares of $138.8 million ($25.91 per share), compared to $89.5 million ($16.40 per share) for the first six months of 2018. The results for the first six months of 2019 and 2018 were affected by a number of items as described in the following paragraphs. Excluding these items, net income attributable to common shares was $88.7 million ($16.55 per share) for the first six months of 2019, compared to $114.0 million ($20.93 per share) for the first six months of 2018. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)

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Items included in the Company’s net income for the six months of 2019:

•
a $9.6 million reduction to operating expenses from property, plant and equipment gains in connection with the spectrum repacking mandate of the FCC (after-tax impact of $7.4 million, or $1.38 per share);

•	$6.6 million in expenses related to a non-operating Separation Incentive Program at the education division (after-tax impact of $5.1 million, or $0.95 per share);

•	$31.9 million in net gains on marketable equity securities (after-tax impact of $23.9 million, or $4.46 per share);

•	$29.0 million gain from the sale of Gimlet Media (after-tax impact of $21.7 million, or $4.06 per share);

•	$0.6 million in non-operating foreign currency gains (after-tax impact of $0.5 million, or $0.09 per share); and

•	$1.7 million in income tax benefits related to stock compensation ($0.32 per share).
Items included in the Company’s net income for the six months of 2018:

•
a $1.1 million reduction to operating expenses from property, plant and equipment gains in connection with the spectrum repacking mandate of the FCC (after-tax impact of $0.8 million, or $0.15 per share);

•	$6.2 million in interest expense related to the settlement of a mandatorily redeemable noncontrolling interest ($1.14 per share);

•	$11.4 million in debt extinguishment costs (after-tax impact of $8.6 million, or $1.60 per share);

•	$16.7 million in net losses on marketable equity securities (after-tax impact of $12.7 million, or $2.30 per share);

•	a $4.3 million gain on the Kaplan University Transaction (after-tax impact of $1.8 million, or $0.33 per share);

•	$2.1 million in non-operating foreign currency losses (after-tax impact of $1.6 million, or $0.30 per share); and

•	$1.8 million in income tax benefits related to stock compensation ($0.33 per share).
Revenue for the first six months of 2019 was $1,429.8 million, up 7% from $1,332.1 million in the first six months of 2018, largely due to the acquisition of two automotive dealerships that closed in January 2019. Revenues grew at television broadcasting, healthcare and SocialCode, partially offset by declines at the education and manufacturing divisions. The Company reported operating income of $98.0 million for the first six months of 2019, compared to $109.8 million for the first six months of 2018. Operating results declined at the education, television broadcasting and manufacturing businesses, partially offset by improvements at healthcare and other businesses.
Division Results
Education
Education division revenue totaled $367.8 million for the second quarter of 2019, down 1% from $370.0 million for the same period of 2018. Kaplan reported operating income of $26.3 million for the second quarter of 2019, down 30% from $37.6 million for the second quarter of 2018.
For the first six months of 2019, education division revenue totaled $740.2 million, down 1% from revenue of $745.5 million for the same period of 2018. Kaplan reported operating income of $51.9 million for the first six months of 2019, a 14% decline from $60.3 million for the first six months of 2018.

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A summary of Kaplan’s operating results is as follows:

	Three Months Ended			Six Months Ended
	June 30			June 30
(in thousands)	2019	2018	% Change	2019	2018	% Change
Revenue
Kaplan international	$188,580	$184,303	2	$374,336	$367,885	2
Higher education	76,288	85,981	(11)	159,068	185,811	(14)
Test preparation	65,673	68,604	(4)	126,823	127,755	(1)
Professional (U.S.)	35,147	31,057	13	76,361	64,413	19
Kaplan corporate and other	2,369	442	—	4,671	727	—
Intersegment elimination	(294)	(382)	—	(1,042)	(1,087)	—
	$367,763	$370,005	(1)	$740,217	$745,504	(1)
Operating Income (Loss)
Kaplan international	$25,537	$24,187	6	$49,822	$44,591	12
Higher education	2,721	11,219	(76)	4,636	12,574	(63)
Test preparation	4,289	6,120	(30)	3,835	6,641	(42)
Professional (U.S.)	4,745	4,780	(1)	16,004	14,095	14
Kaplan corporate and other	(6,920)	(7,100)	3	(14,757)	(14,846)	1
Amortization of intangible assets	(3,377)	(1,663)	—	(6,944)	(2,812)	—
Impairment of long-lived assets	(693)	—	—	(693)	—	—
Intersegment elimination	3	11	—	(3)	11	—
	$26,305	$37,554	(30)	$51,900	$60,254	(14)
Kaplan International includes English-language programs, and postsecondary education and professional training businesses largely outside the United States. Kaplan International revenue increased 2% for both the second quarter and first six months of 2019. On a constant currency basis, revenue increased 5% and 6% for the second quarter and first six months of 2019, respectively. Operating income increased to $25.5 million in the second quarter of 2019, compared to $24.2 million in the second quarter of 2018. Operating income increased to $49.8 million in the first six months of 2019, compared to $44.6 million in the first six months of 2018. Revenue and operating income increased due to improved results at Pathways and UK Professional, offset by declines in Singapore and English Language training.
Prior to the KU Transaction closing on March 22, 2018, Higher Education included Kaplan’s domestic postsecondary education businesses, made up of fixed-facility colleges and online postsecondary and career programs. Following the KU Transaction closing, the Higher Education division includes the results as a service provider to higher education institutions. In the second quarter and first six months of 2019, Higher Education revenue was down 11% and 14%, respectively, due to the KU Transaction. In the first six months of 2019, the Company recorded a portion of the service fee with Purdue Global based on an assessment of its collectability under the TOSA. This resulted in a decline in Higher Education results for the first six months of 2019, as the Company recorded the full service fee for Purdue Global for the first six months of 2018. Following the transition from KU, Purdue Global launched a planned marketing campaign to fully establish its new brand. This significant marketing spend, which the Company supports, impacts the cash generated by Purdue Global and its current ability to fully pay the KHE service fee under the TOSA. The Company will continue to assess the collectability of the service fee with Purdue Global on a quarterly basis to make a determination as to whether to record all or part of the service fee in the future and whether to make adjustments to service fee amounts recognized in earlier periods.
Kaplan Test Preparation (KTP) includes Kaplan’s standardized test preparation programs. In September 2018, KTP acquired the test preparation and study guide assets of Barron’s Educational Series, a New York-based education publishing company. KTP revenue decreased 4% and 1% for the second quarter and first six months of 2019, respectively. Excluding revenue from the Barron’s acquisition, revenues were down 11% and 8%, respectively, due to declines in demand for classroom-based offerings, offset in part by growth in online-based programs. KTP operating results declined 30% and 42% in the second quarter and first six months of 2019, respectively, due primarily to revenue declines for classroom-based offerings. Operating losses for the new economy skills training programs were $2.0 million and $1.8 million for the first six months of 2019 and 2018, respectively.
In the second quarter of 2019, the Company approved a Separation Incentive Program (SIP) that will reduce the number of employees at KTP and Higher Education. In connection with the SIP, the Company recorded $6.6 million in non-operating pension expense in the second quarter of 2019.
Kaplan Professional (U.S.) includes the domestic professional and other continuing education businesses. In the second quarter and first six months of 2019, Kaplan Professional (U.S.) revenue was up 13% and 19%, due to the May 2018 acquisition of Professional Publications, Inc. (PPI), an independent publisher of professional licensing exam review materials that provides engineering, surveying, architecture, and interior design licensure exam review products, and the July 2018 acquisition of College for Financial Planning (CFFP), a provider of financial education

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and training to individuals through programs of study for professionals pursuing a career in Financial Planning. Kaplan Professional (U.S.) operating results declined in the second quarter of 2019, due to lower demand for real estate and accountancy programs and increased spending for sales and marketing. Kaplan Professional (U.S) operating results increased 14% for the first six months of 2019, due mostly to earnings from PPI and CFFP.
Kaplan corporate and other represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities.
Television Broadcasting
Revenue at the television broadcasting division increased 2% to $116.6 million in the second quarter of 2019, from $114.1 million in the same period of 2018. The revenue increase is due to $4.8 million in higher retransmission revenues, offset by a $3.4 million decrease in political advertising revenue. In the second quarter of 2019 and 2018, the television broadcasting division recorded $7.8 million and $0.8 million, respectively, in reductions to operating expenses related to property, plant and equipment gains due to new equipment received at no cost in connection with the spectrum repacking mandate of the FCC. Operating income for the second quarter of 2019 increased 8% to $44.5 million, from $41.1 million in the same period of 2018, due to increased property, plant and equipment gains, partially offset by higher network fees.
Revenue at the television broadcasting division increased 1% to $224.9 million in the first six months of 2019, from $222.9 million in the same period of 2018. The revenue increase is due primarily to $14.4 million in higher retransmission revenues, offset by an $8.6 million decrease in 2018 incremental winter Olympics-related advertising revenue at the Company’s NBC stations and a $5.1 million decrease in political advertising revenue. In the first six months of 2019 and 2018, the television broadcasting division recorded $9.6 million and $1.1 million, respectively, in reductions to operating expenses related to non-cash property, plant and equipment gains due to new equipment received at no cost in connection with the spectrum repacking mandate of the FCC. Operating income for the first six months of 2019 decreased 2% to $80.0 million from $81.7 million in the same period of 2018, due to the decline in political advertising revenue, the absence of winter Olympics-related advertising and increased network fees, partially offset by increased property, plant and equipment gains.
Manufacturing
Manufacturing includes four businesses: Hoover, a supplier of pressure impregnated kiln-dried lumber and plywood products for fire retardant and preservative applications; Dekko, a manufacturer of electrical workspace solutions, architectural lighting and electrical components and assemblies; Joyce/Dayton, a manufacturer of screw jacks and other linear motion systems; and Forney, a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications. In July 2018, Dekko acquired Furnlite, Inc., a Fallston, NC-based manufacturer of power and data solutions for the hospitality and residential furniture industry.
Manufacturing revenues declined 9% and 6% in the second quarter and first six months of 2019, respectively, due to a decline at Hoover from lower wood prices, partially offset by increases due to the Furnlite acquisition. Manufacturing operating income declined in the second quarter and first six months of 2019 due largely to increased labor and other operating costs at Hoover and Dekko, along with gains on inventory sales at Hoover in 2018.
Healthcare
The Graham Healthcare Group (GHG) provides home health and hospice services in three states. Healthcare revenues increased in the first six months of 2019, largely due to growth in home health and hospice services. The improvement in GHG operating results in 2019 is due to increased revenues and the absence of integration costs and other overall cost reduction in the first six months of 2019.
SocialCode
SocialCode is a provider of marketing solutions on social, mobile and video platforms. In the third quarter of 2018, SocialCode acquired Marketplace Strategy, a Cleveland-based Amazon sales acceleration agency. SocialCode’s revenue increased 11% and 6% in the second quarter and first six months of 2019, respectively. SocialCode reported operating losses of $1.0 million and $5.0 million in the second quarter and first six months of 2019, respectively, compared to $1.7 million and $5.5 million in the second quarter and first six months of 2018, respectively.

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Other Businesses
On January 31, 2019, the Company acquired two automotive dealerships, Lexus of Rockville and Honda of Tysons Corner, from Sonic Automotive. The Company also announced it had entered into an agreement with Christopher J. Ourisman, a member of the Ourisman Automotive Group family of dealerships. Mr. Ourisman and his team of industry professionals operate and manage the dealerships. Graham Holdings Company holds a 90% stake. Revenues from other businesses increased due mostly to the automotive dealership acquisition. Operating results from other businesses also improved in the first six months of 2019, due partly to the acquisition.
Other businesses also includes Slate and Foreign Policy, which publish online and print magazines and websites; and three investment stage businesses, Megaphone, Pinna and CyberVista. Megaphone, Slate and CyberVista reported revenue increases in the first six months of 2019. Losses from each of these five businesses in the first six months of 2019 adversely affected operating results.
On July 31, 2019, the Company announced the closing on its acquisition of Clyde’s Restaurant Group (CRG). CRG owns and operates thirteen restaurants and entertainment venues in the Washington, DC metropolitan area, including Old Ebbitt Grill and The Hamilton, two of the top twenty highest grossing independent restaurants in the United States. CRG will be managed by its existing management team as a wholly-owned subsidiary of the Company.
Corporate Office
Corporate office includes the expenses of the Company’s corporate office and certain continuing obligations related to prior business dispositions.
Equity in Earnings of Affiliates
At June 30, 2019, the Company held an 11% interest in Intersection Holdings, LLC, a company that provides digital marketing and advertising services and products for cities, transit systems, airports, and other public and private spaces. The Company also holds interests in a number of home health and hospice joint ventures, and several other affiliates. The Company recorded equity in earnings of affiliates of $1.5 million for the second quarter of 2019, compared to $0.9 million for the second quarter of 2018. The Company recorded $3.1 million for the first six months of 2019, compared to $3.5 million for the first six months of 2018.
Net Interest Expense, Debt Extinguishment Costs and Related Balances
In connection with the auto dealership acquisition that closed on January 31, 2019, a subsidiary of the Company borrowed $30 million to finance a portion of the acquisition and entered into an interest rate swap to fix the interest rate on the debt at 4.7% per annum. The subsidiary is required to repay the loan over a 10-year period by making monthly installment payments.
On May 30, 2018, the Company issued 5.75% unsecured eight-year fixed-rate notes due June 1, 2026. Interest is payable semi-annually on June 1 and December 1. On June 29, 2018, the Company used the net proceeds from the sale of the notes and other cash to repay $400 million of 7.25% notes that were due February 1, 2019. The Company incurred $11.4 million in debt extinguishment costs related to the early termination of the 7.25% notes.
The Company incurred net interest expense of $6.8 million and $12.5 million for the second quarter and first six months of 2019, respectively, compared to $15.3 million and $22.0 million for the second quarter and first six months of 2018, respectively. The Company incurred $6.2 million in interest expense related to the mandatorily redeemable noncontrolling interest at the Graham Healthcare Group settled in the second quarter of 2018. The higher interest expense in 2018 is also due to both the $400 million eight-year and ten-year notes outstanding for the month of June 2018.
At June 30, 2019, the Company had $506.4 million in borrowings outstanding at an average interest rate of 5.1% and cash, marketable equity securities and other investments of $724.5 million.
Non-operating Pension and Postretirement Benefit Income, net
The Company recorded net non-operating pension and postretirement benefit income of $12.3 million and $32.2 million for the second quarter and first six months of 2019, respectively, compared to $23.0 million and $44.4 million for the second quarter and first six months of 2018, respectively.
In the second quarter of 2019, the Company recorded $6.6 million in expenses related to a non-operating Separation Incentive Program at the education division.

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Gain (Loss) on Marketable Equity Securities, net
Overall, the Company recognized $7.8 million and $31.9 million in net gains on marketable equity securities in the second quarter and first six months of 2019, respectively, compared to $2.6 million and $16.7 million in net losses on marketable equity securities in the second quarter and first six months of 2018, respectively.
Other Non-Operating Income
The Company recorded total other non-operating income, net, of $1.2 million for the second quarter of 2019, compared to $2.3 million for the second quarter of 2018. The 2019 amounts included $0.1 million in foreign currency gains and other items. The 2018 amounts included a $1.4 million contingent consideration gain related to the sale of a business; a $2.5 million gain on sale of land and other items; partially offset by $2.3 million in foreign currency losses.
The Company recorded total other non-operating income, net, of $30.6 million for the first six months of 2019, compared to $11.5 million for the first six months of 2018. The 2019 amounts included a $29.0 million gain on the sale of the Company’s interest in Gimlet Media; $0.6 million in foreign currency gains and other items. The 2018 amounts included a $7.2 million gain on sales of businesses and related contingent consideration; a $2.8 million gain on sale of a cost method investment; a $2.5 million gain on sale of land and other items; offset by $2.1 million in foreign currency losses.
Provision for Income Taxes
The Company’s effective tax rate for the first six months of 2019 and 2018 was 24.2% and 24.9%, respectively.
In the first quarter of 2019 and 2018, the Company recorded income tax benefits related to stock compensation of $1.7 million and $1.8 million, respectively.
Earnings Per Share
The calculation of diluted earnings per share for the second quarter and first six months of 2019 was based on 5,328,252 and 5,327,369 weighted average shares outstanding, compared to 5,362,277 and 5,417,162 for the second quarter and first six months of 2018. At June 30, 2019, there were 5,314,930 shares outstanding. On November 9, 2017, the Board of Directors authorized the Company to acquire up to 500,000 shares of its Class B common stock; the Company has remaining authorization for 273,655 shares as of June 30, 2019.
Forward-Looking Statements
This press release contains certain forward-looking statements that are based largely on the Company’s current expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements. For more information about these forward-looking statements and related risks, please refer to the section titled “Forward-Looking Statements” in Part I of the Company’s Annual Report on Form 10-K.

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	June 30%
(in thousands, except per share amounts)	2019	2018	Change
Operating revenues	$737,602	$672,677	10
Operating expenses	652,182	582,033	12
Depreciation of property, plant and equipment	13,884	13,619	2
Amortization of intangible assets	12,880	11,399	13
Impairment of long-lived assets	693	—	—
Operating income	57,963	65,626	(12)
Equity in earnings of affiliates, net	1,467	931	58
Interest income	1,579	1,901	(17)
Interest expense	(8,386)	(17,165)	(51)
Debt extinguishment costs	—	(11,378)	—
Non-operating pension and postretirement benefit income, net	12,253	23,041	(47)
Gain (loss) on marketable equity securities, net	7,791	(2,554)	—
Other income, net	1,228	2,333	(47)
Income before income taxes	73,895	62,735	18
Provision for income taxes	16,700	16,100	4
Net income	57,195	46,635	23
Net income attributable to noncontrolling interests	(114)	(69)	65
Net Income Attributable to Graham Holdings Company Common Stockholders	$57,081	$46,566	23
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$10.74	$8.69	24
Basic average number of common shares outstanding	5,285	5,325
Diluted net income per common share	$10.65	$8.63	23
Diluted average number of common shares outstanding	5,329	5,362

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended
	June 30%
(in thousands, except per share amounts)	2019	2018	Change
Operating revenues	$1,429,801	$1,332,113	7
Operating expenses	1,277,795	1,172,229	9
Depreciation of property, plant and equipment	27,407	28,261	(3)
Amortization of intangible assets	25,940	21,783	19
Impairment of long-lived assets	693	—	—
Operating income	97,966	109,840	(11)
Equity in earnings of affiliates, net	3,146	3,510	(10)
Interest income	3,279	3,273	—
Interest expense	(15,811)	(25,236)	(37)
Debt extinguishment costs	—	(11,378)	—
Non-operating pension and postretirement benefit income, net	32,181	44,427	(28)
Gain (loss) on marketable equity securities, net	31,857	(16,656)	—
Other income, net	30,579	11,520	—
Income before income taxes	183,197	119,300	54
Provision for income taxes	44,300	29,700	49
Net income	138,897	89,600	55
Net income attributable to noncontrolling interests	(68)	(143)	(52)
Net Income Attributable to Graham Holdings Company Common Stockholders	$138,829	$89,457	55
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$26.12	$16.52	58
Basic average number of common shares outstanding	5,285	5,380
Diluted net income per common share	$25.91	$16.40	58
Diluted average number of common shares outstanding	5,328	5,417

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GRAHAM HOLDINGS COMPANY
BUSINESS DIVISION INFORMATION
(Unaudited)
	Three Months Ended			Six Months Ended
	June 30%			June 30%
(in thousands)	2019	2018	Change	2019	2018	Change
Operating Revenues
Education	$367,763	$370,005	(1)	$740,217	$745,504	(1)
Television broadcasting	116,628	114,086	2	224,851	222,888	1
Manufacturing	114,873	126,462	(9)	230,030	243,868	(6)
Healthcare	40,641	38,208	6	78,369	75,829	3
SocialCode	16,382	14,770	11	29,829	28,069	6
Other businesses	81,359	9,167	—	126,589	16,000	—
Corporate office	—	—	—	—	—	—
Intersegment elimination	(44)	(21)	—	(84)	(45)	—
	$737,602	$672,677	10	$1,429,801	$1,332,113	7
Operating Expenses
Education	$341,458	$332,451	3	$688,317	$685,250	0
Television broadcasting	72,134	72,968	(1)	144,817	141,228	3
Manufacturing	110,181	117,797	(6)	222,064	226,575	(2)
Healthcare	38,043	37,444	2	73,442	76,456	(4)
SocialCode	17,357	16,512	5	34,822	33,592	4
Other businesses	87,272	17,144	—	140,995	32,519	—
Corporate office	13,238	12,756	4	27,462	26,698	3
Intersegment elimination	(44)	(21)	—	(84)	(45)	—
	$679,639	$607,051	12	$1,331,835	$1,222,273	9
Operating Income (Loss)
Education	$26,305	$37,554	(30)	$51,900	$60,254	(14)
Television broadcasting	44,494	41,118	8	80,034	81,660	(2)
Manufacturing	4,692	8,665	(46)	7,966	17,293	(54)
Healthcare	2,598	764	—	4,927	(627)	—
SocialCode	(975)	(1,742)	44	(4,993)	(5,523)	10
Other businesses	(5,913)	(7,977)	26	(14,406)	(16,519)	13
Corporate office	(13,238)	(12,756)	(4)	(27,462)	(26,698)	(3)
	$57,963	$65,626	(12)	$97,966	$109,840	(11)
Depreciation
Education	$6,137	$6,839	(10)	$12,338	$14,445	(15)
Television broadcasting	3,293	2,974	11	6,532	6,045	8
Manufacturing	2,384	2,331	2	4,817	4,782	1
Healthcare	607	647	(6)	1,217	1,300	(6)
SocialCode	384	200	92	536	433	24
Other businesses	837	375	—	1,485	750	98
Corporate office	242	253	(4)	482	506	(5)
	$13,884	$13,619	2	$27,407	$28,261	(3)
Amortization of Intangible Assets and Impairment of Long-Lived Assets
Education	$4,070	$1,663	—	$7,637	$2,812	—
Television broadcasting	1,408	1,408	—	2,816	2,816	—
Manufacturing	6,528	5,935	10	13,058	11,871	10
Healthcare	1,410	1,809	(22)	2,808	3,617	(22)
SocialCode	157	584	(73)	314	667	(53)
Other businesses	—	—	—	—	—	—
Corporate office	—	—	—	—	—	—
	$13,573	$11,399	19	$26,633	$21,783	22
Pension Expense
Education	$2,522	$1,878	34	$5,186	$4,542	14
Television broadcasting	780	601	30	1,511	1,094	38
Manufacturing	15	19	(21)	40	36	11
Healthcare	63	165	(62)	246	287	(14)
SocialCode	191	205	(7)	439	361	22
Other businesses	161	154	5	362	270	34
Corporate office	1,231	1,295	(5)	2,400	2,667	(10)
	$4,963	$4,317	15	$10,184	$9,257	10

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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30%			June 30%
(in thousands)	2019	2018	Change	2019	2018	Change
Operating Revenues
Kaplan international	$188,580	$184,303	2	$374,336	$367,885	2
Higher education	76,288	85,981	(11)	159,068	185,811	(14)
Test preparation	65,673	68,604	(4)	126,823	127,755	(1)
Professional (U.S.)	35,147	31,057	13	76,361	64,413	19
Kaplan corporate and other	2,369	442	—	4,671	727	—
Intersegment elimination	(294)	(382)	—	(1,042)	(1,087)	—
	$367,763	$370,005	(1)	$740,217	$745,504	(1)
Operating Expenses
Kaplan international	$163,043	$160,116	2	$324,514	$323,294	0
Higher education	73,567	74,762	(2)	154,432	173,237	(11)
Test preparation	61,384	62,484	(2)	122,988	121,114	2
Professional (U.S.)	30,402	26,277	16	60,357	50,318	20
Kaplan corporate and other	9,289	7,542	23	19,428	15,573	25
Amortization of intangible assets	3,377	1,663	—	6,944	2,812	—
Impairment of long-lived assets	693	—	—	693	—	—
Intersegment elimination	(297)	(393)	—	(1,039)	(1,098)	—
	$341,458	$332,451	3	$688,317	$685,250	0
Operating Income (Loss)
Kaplan international	$25,537	$24,187	6	$49,822	$44,591	12
Higher education	2,721	11,219	(76)	4,636	12,574	(63)
Test preparation	4,289	6,120	(30)	3,835	6,641	(42)
Professional (U.S.)	4,745	4,780	(1)	16,004	14,095	14
Kaplan corporate and other	(6,920)	(7,100)	3	(14,757)	(14,846)	1
Amortization of intangible assets	(3,377)	(1,663)	—	(6,944)	(2,812)	—
Impairment of long-lived assets	(693)	—	—	(693)	—	—
Intersegment elimination	3	11	—	(3)	11	—
	$26,305	$37,554	(30)	$51,900	$60,254	(14)
Depreciation
Kaplan international	$3,716	$3,764	(1)	$7,598	$7,738	(2)
Higher education	629	1,274	(51)	1,226	3,132	(61)
Test preparation	779	973	(20)	1,584	1,951	(19)
Professional (U.S.)	959	670	43	1,824	1,312	39
Kaplan corporate and other	54	158	(66)	106	312	(66)
	$6,137	$6,839	(10)	$12,338	$14,445	(15)
Pension Expense
Kaplan international	$110	$84	31	$227	$167	36
Higher education	1,102	804	37	2,265	2,210	2
Test preparation	821	729	13	1,687	1,458	16
Professional (U.S.)	329	290	13	677	580	17
Kaplan corporate and other	160	(29)	—	330	127	—
	$2,522	$1,878	34	$5,186	$4,542	14

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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding net income, excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

▪	the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;

▪	the ability to identify trends in the Company’s underlying business; and

▪	a better understanding of how management plans and measures the Company’s underlying business.
Net income, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The following table reconciles the non-GAAP financial measures to the most directly comparable GAAP measures:

	Three Months Ended June 30
	2019			2018
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$73,895	$16,700	$57,195	$62,735	$16,100	$46,635
Attributable to noncontrolling interests			(114)			(69)
Attributable to Graham Holdings Company Stockholders			57,081			46,566
Adjustments:
Reduction to operating expenses in connection with the broadcast spectrum repacking	(7,831)	(1,801)	(6,030)	(755)	(174)	(581)
Interest expense related to the settlement of a mandatorily redeemable noncontrolling interest	—	—	—	6,169	—	6,169
Debt extinguishment costs	—	—	—	11,378	2,731	8,647
Charges related to non-operating Separation Incentive Program at the education division	6,607	1,520	5,087	—	—	—
Net (gains) losses on marketable equity securities	(7,790)	(1,947)	(5,843)	2,554	613	1,941
Foreign currency (gain) loss	(109)	(27)	(82)	2,266	544	1,722
Net Income, adjusted (non-GAAP)			$50,213			$64,464

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$10.65			$8.63
Adjustments:
Reduction to operating expenses in connection with the broadcast spectrum repacking			(1.13)			(0.11)
Interest expense related to the settlement of a mandatorily redeemable noncontrolling interest			—			1.14
Debt extinguishment costs			—			1.60
Charges related to non-operating Separation Incentive Program at the education division			0.95			—
Net (gains) losses on marketable equity securities			(1.09)			0.36
Foreign currency (gain) loss			(0.02)			0.32
Diluted income per common share, adjusted (non-GAAP)			$9.36			$11.94

The adjusted diluted per share amounts may not compute due to rounding.

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	Six Months Ended June 30
	2019			2018
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$183,197	$44,300	$138,897	$119,300	$29,700	$89,600
Attributable to noncontrolling interests			(68)			(143)
Attributable to Graham Holdings Company Stockholders			$138,829			$89,457
Adjustments:
Reduction to operating expenses in connection with the broadcast spectrum repacking	(9,619)	(2,212)	(7,407)	(1,062)	(245)	(817)
Interest expense related to the settlement of a mandatorily redeemable noncontrolling interest	—	—	—	6,169	—	6,169
Debt extinguishment costs	—	—	—	11,378	2,731	8,647
Charges related to non-operating Separation Incentive Program at the education division	6,607	1,520	5,087	—	—	—
Net gains on marketable equity securities	(31,857)	(7,964)	(23,893)	16,656	3,997	12,659
Gain on sale of Gimlet media	(28,994)	(7,248)	(21,746)	—	—	—
Gain on Kaplan University Transaction	—	—	—	(4,315)	(2,472)	(1,843)
Foreign currency (gain) loss	(623)	(156)	(467)	2,089	502	1,587
Tax benefit related to stock compensation	—	1,700	(1,700)	—	1,810	(1,810)
Net Income, adjusted (non-GAAP)			$88,703			$114,049

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$25.91			$16.40
Adjustments:
Reduction to operating expenses in connection with the broadcast spectrum repacking			(1.38)			(0.15)
Interest expense related to the settlement of a mandatorily redeemable noncontrolling interest			—			1.14
Debt extinguishment costs			—			1.60
Charges related to non-operating Separation Incentive Program at the education division			0.95			—
Net gains on marketable equity securities			(4.46)			2.30
Gain on sale of Gimlet media			(4.06)			—
Gain on Kaplan University Transaction			—			(0.33)
Foreign currency (gain) loss			(0.09)			0.30
Tax benefit related to stock compensation			(0.32)			(0.33)
Diluted income per common share, adjusted (non-GAAP)			$16.55			$20.93

The adjusted diluted per share amounts may not compute due to rounding.

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